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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Credit Suisse First Boston (USA), Inc.:

  We consent to incorporation by reference in the registration statement (No. 333-71850) on Form S-3 of Credit Suisse First Boston (USA), Inc. (formerly known as Donaldson, Lufkin & Jenrette, Inc.) of our report dated January 31, 2002, with respect to the consolidated statements of financial condition of Credit Suisse First Boston (USA), Inc. and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, and the related financial statement schedule, which report appears in the December 31, 2001, annual report on Form 10-K of Credit Suisse First Boston (USA), Inc., and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG LLP
New York, New York
March 29, 2002

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT